EXHIBIT 3

                    FORM OF PRINCIPAL UNDERWRITERS AGREEMENT


                        PRINCIPAL UNDERWRITER'S AGREEMENT

         IT IS HEREBY AGREED by and between UNITED COMPANIES LIFE INSURANCE COMPANY ("INSURANCE COMPANY") on behalf of UNITED COMPANIES SEPARATE ACCOUNT A (the "Variable Account") and UNITED VARIABLE SERVICES, INC. ("PRINCIPAL UNDERWRITER") as follows:

                                        I

         INSURANCE COMPANY proposes to issue and sell Individual and Group Fixed and Variable Deferred Annuity Contracts and Certificates (the "Contracts") of the Variable Account to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Contracts to be sold are more fully described in the registration statement and prospectus hereinafter modified. Such Contracts will be issued by INSURANCE COMPANY through the Variable Account.

                                       II

         INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company of Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Contracts issued through the Variable Account. PRINCIPAL UNDERWRITER will sell the Contracts under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Contracts as specified in the prospectus.

                                       III

          PRINCIPAL UNDERWRITER shall be compensated for its distribution services in such amount as to meet all of its obligations to selling broker-dealer with respect to all Purchase Payments accepted by INSURANCE COMPANY on the Contracts covered hereby.

                                       IV

         On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with distribution of the Contracts. INSURANCE COMPANY shall provide to INSURANCE COMPANY such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.

                                        V

          PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Contracts or the Variable Account of INSURANCE COMPANY other than those contained in the current registration statements or prospectuses relating to the Variable Account filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

                                       VI

         Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another in the accurate and timely preparation of such records.

                                       VII

         This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER. This Agreement may at any time be terminated by either party hereto upon 60 days' written notice to the other party.

                                      VIII

         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

         IN WITNESS  WHEREOF,  the parties hereto have caused this instrument to
be  signed  on  their  behalf  by  their  respective   officers  thereunto  duly
authorized.

         EXECUTED this _________ day of ______________, 199______.

                                            INSURANCE COMPANY

                                            UNITED COMPANIES LIFE
                                            INSURANCE COMPANY


                                            BY:_________________________________

ATTEST:______________________
           Secretary

                                            PRINCIPAL UNDERWRITER

                                            UNITED VARIABLE SERVICES, INC.


                                            BY:________________________________

ATTEST:________________________
             Secretary